Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,492	$1,466
Short-term investments	1,318	1,896
Accounts receivable, net	96	72
Mortgage loans held for sale	100	41
Prepaid expenses and other current assets	140	126
Restricted cash	3	2
Total current assets	3,149	3,603
Contract cost assets	23	23
Property and equipment, net	328	271
Right of use assets	73	126
Goodwill	2,817	2,374
Intangible assets, net	241	154
Other assets	21	12
Total assets	$6,652	$6,563
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$28	$20
Accrued expenses and other current liabilities	107	90
Accrued compensation and benefits	47	48
Borrowings under credit facilities	93	37
Deferred revenue	52	44
Lease liabilities, current portion	37	31
Convertible senior notes, current portion	607	—
Total current liabilities	971	270
Lease liabilities, net of current portion	95	139
Convertible senior notes, net of current portion	1,000	1,660
Other long-term liabilities	60	12
Total liabilities	2,126	2,081
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,301	6,109
Accumulated other comprehensive loss	(5)	(15)
Accumulated deficit	(1,770)	(1,612)
Total shareholders’ equity	4,526	4,482
Total liabilities and shareholders’ equity	$6,652	$6,563

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$474	$435	$1,945	$1,958
Cost of revenue (1)	115	89	421	367
Gross profit	359	346	1,524	1,591
Operating expenses:
Sales and marketing (1)	165	162	658	664
Technology and development (1)	141	129	560	498
General and administrative (1)	146	128	553	498
Impairment and restructuring costs (1)	10	10	19	24
Acquisition-related costs	2	—	4	—
Total operating expenses	464	429	1,794	1,684
Loss from continuing operations	(105)	(83)	(270)	(93)
Gain on extinguishment of debt	1	—	1	—
Other income, net	43	24	151	43
Interest expense	(9)	(9)	(36)	(35)
Loss from continuing operations before income taxes	(70)	(68)	(154)	(85)
Income tax expense	(3)	(4)	(4)	(3)
Net loss from continuing operations	(73)	(72)	(158)	(88)
Net loss from discontinued operations, net of income taxes	—	—	—	(13)
Net loss	$(73)	$(72)	$(158)	$(101)
Net loss from continuing operations per share - basic and diluted	$(0.32)	$(0.31)	$(0.68)	$(0.36)
Net loss per share - basic and diluted	$(0.32)	$(0.31)	$(0.68)	$(0.42)
Weighted-average shares outstanding - basic and diluted	232,972	236,246	233,575	242,163
(1) Includes share-based compensation expense as follows:
Cost of revenue	$4	$4	$16	$16
Sales and marketing	17	17	70	63
Technology and development	43	42	166	165
General and administrative	45	47	199	189
Impairment and restructuring costs	—	—	—	2
Share-based compensation - continuing operations	$109	$110	$451	$435
Adjusted EBITDA (2)	$69	$73	$391	$514
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented.

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Year Ended December 31,
	2023	2022
Operating activities
Net loss	$(158)	$(101)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	187	157
Share-based compensation	451	451
Amortization of right of use assets	35	23
Amortization of contract cost assets	21	30
Amortization of debt discount and debt issuance costs	5	26
Loss (gain) on extinguishment of debt	(1)	21
Impairment costs	16	—
Accretion of bond discount	(35)	(18)
Inventory valuation adjustment	—	9
Other adjustments to reconcile net loss to net cash provided by operating activities	(2)	15
Changes in operating assets and liabilities:
Accounts receivable	(24)	82
Mortgage loans held for sale	(59)	66
Inventory	—	3,904
Prepaid expenses and other assets	(17)	6
Contract cost assets	(21)	(18)
Lease liabilities	(30)	(21)
Accounts payable	6	3
Accrued expenses and other current liabilities	(18)	(71)
Accrued compensation and benefits	(1)	(60)
Deferred revenue	1	(7)
Other long-term liabilities	(2)	7
Net cash provided by operating activities	354	4,504
Investing activities
Proceeds from maturities of investments	1,287	802
Purchases of investments	(664)	(2,191)
Purchases of property and equipment	(135)	(115)
Purchases of intangible assets	(30)	(25)
Cash paid for acquisitions, net	(433)	(4)
Net cash provided by (used in) investing activities	25	(1,533)
Financing activities
Repayments of borrowings on credit facilities	—	(2,206)
Net borrowings (repayments) on warehouse line of credit and repurchase agreements	56	(76)
Repurchases of Class A common stock and Class C capital stock	(424)	(947)
Settlement of long-term debt	(56)	(1,158)
Proceeds from exercise of stock options	72	46
Net cash used in financing activities	(352)	(4,341)
Net increase (decrease) in cash, cash equivalents and restricted cash during period	27	(1,370)
Cash, cash equivalents and restricted cash at beginning of period	1,468	2,838
Cash, cash equivalents and restricted cash at end of period	$1,495	$1,468
Supplemental disclosures of cash flow information
Cash paid for interest	$28	$50
Cash paid for taxes	6	6
Noncash transactions:
Initial fair value of contingent consideration recognized in connection with an acquisition	$81	$—
Capitalized share-based compensation	73	51
Write-off of fully depreciated property and equipment	63	53
Value of Class C capital stock issued in connection with an acquisition	20	—
Write-off of fully amortized intangible assets	5	203
Settlement of beneficial interests in securitizations	—	(79)

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of discontinued operations, share-based compensation, impairment and restructuring costs, acquisition-related costs, gain on extinguishment of debt and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of discontinued operations, share-based compensation, impairment and restructuring costs, acquisition-related costs, gain on extinguishment of debt and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss, as reported	$(73)	$(72)	$(158)	$(101)
Loss from discontinued operations, net of income taxes	—	—	—	13
Share-based compensation	109	110	451	433
Impairment and restructuring costs	10	10	19	24
Acquisition-related costs	2	—	4	—
Gain on extinguishment of debt	(1)	—	(1)	—
Income taxes	3	4	4	3
Net income, adjusted	$50	$52	$319	$372
Non-GAAP net income per share:
Basic	$0.21	$0.22	$1.37	$1.54
Diluted	$0.20	$0.21	$1.26	$1.43
Weighted-average shares outstanding:
Basic	232,972	236,246	233,575	242,163
Diluted	261,727	262,391	263,179	269,106
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Denominator for basic calculation	232,972	236,246	233,575	242,163
Effect of dilutive securities:
Option awards	1,493	457	1,776	1,118
Unvested restricted stock units	1,816	242	2,382	379
Convertible senior notes due in 2024 and 2026	25,446	25,446	25,446	25,446
Denominator for dilutive calculation	261,727	262,391	263,179	269,106

Key Metrics
The following table presents our visits and average monthly unique users for each of the periods presented (in millions, except percentages):

	Three Months Ended December 31,		2022 to 2023 % Change	Year Ended December 31,		2022 to 2023 % Change
	2023	2022		2023	2022

Visits (1)	2,211	2,179	1%	9,977	10,470	(5)%
Average monthly unique users (2)	194	198	(2)%	214	220	(3)%
(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow and StreetEasy measure visits with Google Analytics and Trulia measures visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended December 31,		2022 to 2023 % Change	Year Ended December 31,		2022 to 2023 % Change
	2023	2022		2023	2022
Purchase loan origination volume	$487	$237	105%	$1,534	$794	93%
Refinance loan origination volume	4	5	(20)%	16	750	(98)%
Total loan origination volume	$491	$242	103%	$1,550	$1,544	—%